SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2004

EYE CARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0–27889 (Commission File Number)	59–3206480 (IRS Employer Identification Number)

1511 North Westshore Boulevard, Suite 925
Tampa, Florida (Address of principal executive offices)	33607 (Zip Code)

(813) 289–5552
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if changed since last Report)

Item 4.  Changes in Registrant’s Certifying Accountant

(a)        On March 10, 2004, the Board of Directors approved the decision to dismiss the registrant’s Certifying Accountant, Dreslin Financial Services, Certified Public Accountants (the “Former Accountants”) and engage the services of Brimmer, Burek & Keelan LLP (the “New Accountants”).

(b)        Reports in connection with audits of the two most recent fiscal years ending December 31, 2002 and 2001 were provided by Dreslin Financial Services and Most & Company (the predecessor to the Former Accountant), respectively.  The Former Accountant did issue a report on the financial statements as of December 31, 2002.  The reports in connection with audits of the two most recent fiscals years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for going concern opinions.

(c)          During the period since the Former Accountant’s engagement (March 21,2003 to March 10, 2004) (the New Accountant’s engagement date) there were no disagreements with the Former Accountant, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Item 7.       Financial Statements and Exhibits

                  (a)       Financial Statements.
                                       Not Applicable.

                  (b)       Exhibits.
                                       16.1  Letter from Former Accountant to the Securities and Exchange Commission
                                                dated March 15, 2004.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

EYE CARE INTERNATIONAL, INC. By: /s/ James L. Koenig James L. Koenig Sr. Vice President and Chief Financial Officer

Dated: March 15, 2004
            Tampa, Florida